EXHIBIT 10.1

AMENDMENT NO. 1
to the
ASHFORD HOSPITALITY PRIME, INC.
SECOND AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN
June 9, 2017
This Amendment No. 1 (this “Amendment”) to the Second Amended and Restated Ashford Hospitality Prime, Inc. 2013 Equity Incentive Plan (the “Second Amended and Restated Plan”) is hereby adopted by the Board of Directors (the “Board”) of the Ashford Hospitality Prime, Inc. (the “Company”), effective as of the date first referenced above.
WHEREAS, the Ashford Hospitality Prime, Inc. 2013 Equity Incentive Plan (the “Original Plan”) was authorized and approved by the stockholders of the Company and adopted for and on behalf of the Company by the Board in November 2013; and
WHEREAS, the Original Plan was amended and restated in March 2015, with such amendment and restatement being authorized and approved by the stockholders of the Company at the 2015 Annual Meeting of Stockholders (as so amended and restated, the “Amended Plan”); and
WHEREAS, in August 2016, the Board adopted the Second Amended and Restated Plan, which amended and restated the Amended Plan to make certain amendments that did not require stockholder approval;
WHEREAS, pursuant to Article 1.4 of the Plan, any “material revision” of the Plan (as that term is used in the rules of the New York Stock Exchange) is subject to stockholder approval; and
WHEREAS, the Board proposed and recommended that stockholders of the Company approve an amendment to the Second Amended and Restated Plan authorizing an increase in the number of shares of Common Stock, $.01 par value per share, of the Company (“Common Stock”) that may be issued under the Second Amended and Restated Plan by 1,200,000, and at the Annual Meeting of Stockholders held June 9, 2017, the stockholders of the Company approved such amendment by the affirmative vote of a majority of the votes cast at the annual meeting.

NOW, THEREFORE, BE IT RESOLVED,
1.Article 1.2 of the Plan is hereby amended and restated in its entirety to read as follows:
1.2 Shares Subject to the Plan. The aggregate number of shares of Common Stock, $0.01 par value per share, of the Company (“Common Stock”) that may be issued under the Plan shall not exceed 3,250,000 shares of outstanding Common Stock. In no event may the total number of shares of common stock subject to options or Stock Appreciation Rights (SARs) awarded to any eligible participant under the Plan during any single calendar year exceed 1,000,000. In no event may the total number of shares of common stock subject to full value awards, including performance awards or other stock-based awards, awarded to any eligible Participant during any single calendar year exceed 1,000,000.
In the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan, the individual share limits set forth above and in Section 3.8, the number, amount and type of common stock subject to awards under the Plan, and the grant, purchase or exercise price of outstanding Awards shall be ratably adjusted by the Committee (as defined below), whose determination shall be final and binding upon the Company and all other interested persons. Shares issued pursuant to the Plan (i) may be authorized but unissued shares or, if applicable, shares acquired in the open market and (ii) shall be fully paid and nonassessable.
Any shares of Common Stock subject to an Award that is forfeited or expires or is settled for cash shall, to the extent of such forfeiture, expiration or cash settlement, again become available for Awards under this Plan, and the total number of shares of Common Stock available for grant under this Section 1.2 shall be increased by the number of shares of Common Stock that is forfeited or expires or is settled for cash. The following shares of Common Stock shall not, however, again become available for Awards or increase the number of shares of Common Stock available for grant under this Section 1.2: (i) shares of Common Stock tendered by the Participant or withheld by the Company in payment of the purchase price of an Option issued under this Plan, (ii) shares of Common Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, (iii) shares of Common Stock repurchased by the Company with proceeds received from the exercise of an Option issued under this Plan, and (iv) shares of Common Stock subject to a Stock Appreciation Right issued under this Plan that are not issued in connection with the stock settlement of that Stock Appreciation Right upon its exercise.

2.Article 3.8 of the Plan is hereby amended and restated in its entirety to read as follows: “Share Limitation. The maximum number of shares of Common Stock with respect to which Incentive Option may be granted under the Plan is 3,250,000 shares of Common Stock.”
3.Except as modified herein, all terms and conditions of the Plan shall remain in full force and effect.
4.This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Maryland, without regard to conflicts of law.
5.If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

3